EXHIBIT 99.1


FOR RELEASE:                           CONTACT:
Date:  October 23, 2003                Lisa Lopez
Time:  8:00 am eastern                 Tel. (781) 356-9517
                                       Alternate Tel. (617) 320-2401
                                       fallon@haemonetics.com
                                       ----------------------

Haemonetics Reports Second Quarter Results On Plan and
 Reaffirms Fiscal Year Guidance

BRAINTREE, MA - Haemonetics Corporation today announced second quarter fiscal 2004 earnings per share of $0.23 and revenues of $87 million. The Company also said that it was re-affirming its previously announced full fiscal year 2004 guidance of high single digit revenue growth, gross profit margins in the mid to high 40% range, and net earnings per share in the range of last year's earnings of $1.13.

Brad Nutter, Haemonetics President and CEO, said, "In Q2 we focused on completing the previously announced operational reorganization. As a result, we strengthened our leadership team, flattened our organization structure, improved customer focus, enhanced accountability, and streamlined decision making. All of these factors enabled us to achieve our internal revenue and earnings target for the quarter and kept us on track to meet our objectives for the full fiscal year."

FINANCIALHIGHLIGHTS

The Company reported the following financial results for the second quarter and year-to-date:

      * Gross profit of $41 million in Q2:04, up 6% over Q2:03 and $81 million year to date, up 4% over fiscal 03

      * Gross margin of 47% in Q2:04, up 260 basis points over Q2:03, and 46% fiscal year to date, up 20 basis points over fiscal 03

      * Operating expenses of $32 million in Q2:04, up 12% over Q2:03 and $64 million year to date, up 10% over fiscal 03

      * Operating income of $9 million in Q2:04, down 9% from Q2:03 and $17 million year to date, down 12% from fiscal 03

      * Operating margin of 10% in Q2:04, down from 11% in Q2:03 and 10% year to date, down from 12% in fiscal 03

      * Earnings per share were $0.23 in Q2:04, down from $0.27 in Q2:03 and $0.43 year to date, down from $0.53 in fiscal 03

Second quarter net earnings were negatively affected by the reorganization charge of $2.6 million ($0.07 per share) and an increase in tax rate from 31% to 36%.

Second quarter revenue was $87 million, level with Q2:03, and fiscal year to date revenue is $176 million, up 4% over fiscal 03. Revenue for disposables and services was $84 million for the quarter, 6% over Q2:03 and $168 million year to date, 7% over fiscal 03. The Company showed balance sheet strength, highlighted by a $5 million inventory reduction and a cash reserve of $67 million. The Company achieved $20 million of cash flow from operations and finished goods inventory turns of 5.7.

QUARTERLY PRODUCT LINE HIGHLIGHTS

Plasma disposables revenue was $31 million, a 2% increase over Q2:03. The worldwide market for plasma collection disposables reflects volatility that is due to a current glut of plasma in the market. This mirrors past cycles in worldwide plasma collection.

"The growth in Haemonetics' plasma business, while modest, is ahead of market trends and beat our internal expectations. We are pleased that we continue to gain market share," said Mr. Nutter.

Blood bank disposables revenue was $27 million, a 7% increase over Q2:03. This growth exceeded our internal plans.

Red cell disposables revenue was $5 million, a 47% increase over Q2:03. Red cell growth was 69% in the U.S. During the quarter, Haemonetics made excellent progress in three areas:

      * Gaining new customers - The Company gained three new customers, including two additional American Red Cross regions.

      * Growing collections at existing customers - Blood Systems continued its technology growth initiative, now collecting about 26% of its red cells system wide with Haemonetics technology.

      * Converting collections to filtration (white blood cell reduction) disposable kits - Currently, 31% of all U.S. double red cell collections with Haemonetics technology include filters.

Surgical revenue was $17 million, a 2% increase over Q2:03, affected by recent declines in U.S. open-heart surgeries, shrinking the market for surgical blood salvage procedures. Substantial growth in end-user sales of the OrthoPAT(TM) system is expected to drive revenue growth in the second half of the year. The Company now expects annual growth in the high single digits, down modestly from previous forecasts.

Miscellaneous and services revenue was $5 million, an 8% increase over Q2:03. The Fifth Dimension Information Systems ("5D") business, reported in the services line, showed success again this quarter. Haemonetics recently reported that Aventis Bio-Services, Inc. is implementing 5D's LOGIC(TM) software to manage all of Aventis' plasma transport operations in the U.S. and Germany. Aventis is the world's largest plasma collection company.

WORLDWIDE REORGANIZATION COMPLETED

Haemonetics completed its previously announced company-wide reorganization into two divisions to better service its customers. The reorganization will have a positive impact of $4 million for fiscal 05.

FISCAL 2004 OUTLOOK

Earlier in the week the Company announced that Baxter Healthcare
Corporation assumed the obligations of exclusive Purchase and Supply Contracts between the Company and Alpha Therapeutics, as part of Baxter's acquisition of Alpha's plasma collection operations. Haemonetics and Baxter are discussing the parties' contractual obligations, and when completed, the Company will report what, if any, impact the closing by Baxter of a number of Alpha collection centers will have on Haemonetics' future revenue or earnings.

"This fiscal year, we moved to annual guidance as we remain focused on the long term strength of the business. While there may be some change in the product line revenue mix, we are comfortable at this time that we will meet the financial targets we made at the outset of the year: revenue growth in the high single digits; gross margin in the mid to high 40% range; a modest improvement in operating margin; net income from operations ahead of last year; and net earnings per share comparable to last year despite the higher tax rate and a reorganization charge," said Mr. Nutter.

Haemonetics will hold a conference call to review highlights of the quarter at 10:00 am eastern today. Interested parties can participate by calling
(800) 231-5571 (US only) or (973) 935-8504. The call will be replayed through November 6th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 4224248.

The Company will post non-GAAP financial reconciliation on its website prior to the conference call.

Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

                                     ###

   Haemonetics Corporation Financial Summary for the Second Quarter FYE04
                      Consolidated Statements of Income
            (Unaudited data in thousands, except per share data)


                                                                   % Inc/(Dec)
        INCOME STATEMENT              9/27/2003     9/28/2002     vs prior year
        ----------------              ---------     ---------     -------------

NET REVENUES                           $87,488       $87,025           0.5%
Gross profit                            41,380        38,890           6.4%
  R&D                                    4,622         5,110          (9.5%)
  S, G & A                              27,852        23,954          16.3%

Operating expenses                      32,474        29,064          11.7%
                                       -------       -------

Operating income                         8,906         9,826          (9.4%)
  Interest expense                        (767)         (870)        (11.8%)
  Interest income                          186           345         (46.1%)
  Other income, net                        261           525         (50.3%)
                                       -------       -------

Income before taxes                      8,586         9,826         (12.6%)

Tax expense                              3,091         3,046           1.5%
                                       -------       -------

NET INCOME                             $ 5,495       $ 6,780         (19.0%)
                                       =======       =======

Net income per common share
 assuming dilution                       $0.23         $0.27         (14.8%)

Weighted average number of shares
  Basic                                 24,120        24,642
  Diluted                               24,327        25,163


                                                                  Inc/(Dec) vs
                                                                   prior year
                                                                  profit margin
         PROFIT MARGINS:                                                %
         ---------------                                          -------------

Gross profit                           47.3%         44.7%
R&D                                     5.3%          5.9%
S, G & A                               31.8%         27.5%
Operating  income                      10.2%         11.3%           (1.1%)
Income before taxes                     9.8%         11.3%           (1.5%)
Net income                              6.3%          7.8%

             Haemonetics Corporation Financial Summary for FYE04
                      Consolidated Statements of Income
            (Unaudited data in thousands, except per share data)


                                                                   % Inc/(Dec) vs
        Income Statement:             9/27/2003     9/28/2002        prior year
        -----------------             ---------     ---------      --------------

NET REVENUES                          $175,771      $168,960             4.0%
Gross profit                            80,966        77,537             4.4%
  R&D                                    9,619        10,049            (4.3%)
  S, G & A                              54,255        47,970            13.1%
Operating expenses                      63,874        58,019            10.1%

Operating income                        17,092        19,518           (12.4%)
  Interest expense                      (1,553)       (1,747)          (11.1%)
  Interest income                          469           786           (40.3%)
  Other income, net                        364         1,088           (66.5%)

Income before taxes                     16,372        19,645           (16.7%)

Tax expense                              5,894         6,090            (3.2%)
                                      --------      --------

NET INCOME                            $ 10,478      $ 13,555           (22.7%)
                                      ========      ========


Net income per common share
 assuming dilution                    $   0.43      $   0.53           (18.9%)

Weighted average number of shares
  Basic                                 24,092        24,980
  Diluted                               24,276        25,642


                                                                     Inc/(Dec) vs
                                                                   prior year profit
         PROFIT MARGINS:                                               margin %
         ---------------                                           -----------------

Gross profit                          46.1%         45.9%
R&D                                    5.5%          5.9%
S,G&A                                 30.9%         28.4%
Operating  income                      9.7%         11.6%              (1.9%)
Income before taxes                    9.3%         11.6%              (2.3%)
Net income                             6.0%          8.0%

            Haemonetics Corporation Financial Summary for FYE 04
                              Revenue Analysis
                        (Unaudited data in thousands)


                                                    Second quarter                             Six Months Ended
                                        ---------------------------------------     ---------------------------------------
         REVENUE ANALYSIS               9/27/2003     9/28/2002     % Inc/(Dec)     9/27/2003     9/28/2002     % Inc/(Dec)
         ----------------               ---------     ---------     -----------     ---------     ---------     -----------

Revenues by Geography
  United States                          $32,317       $33,632         (3.9)        $ 63,869      $ 64,562         (1.1)
  International                           55,171        53,393          3.3          111,902       104,398          7.2
                                         -------       -------                      --------      --------
  Net Revenues                           $87,488       $87,025          0.5         $175,771      $168,960          4.0
---------------------------------------------------------------------------         -----------------------------------

Disposable Revenues by Product Line
  Surgical                               $16,939       $16,625          1.9         $ 35,232      $ 33,888          4.0
  Blood Bank                              26,731        24,917          7.3           52,680        48,956          7.6
  Red Cell                                 5,082         3,461         46.8            9,646         6,989         38.0
  Plasma                                  30,720        30,090          2.1           60,309        58,748          2.7
                                         -------       -------                      --------      --------
  Subtotal                               $79,472       $75,093          5.8         $157,867      $148,581          6.2

Equipment                                  3,112         7,373        (57.8)           7,598        11,792        (35.6)
Misc & Service                             4,904         4,559          7.6           10,306         8,587         20.0
                                         -------       -------                      --------      --------
Net Revenues                             $87,488       $87,025          0.5         $175,771      $168,960          4.0
---------------------------------------------------------------------------         -----------------------------------

             Haemonetics Corporation Financial Summary for FYE04
                         Consolidated Balance Sheets
                        (Unaudited data in thousands)


                                            Period ending
                                       -----------------------
          BALANCE SHEET:               9/27/2003     3/29/2003
          --------------               ---------     ---------

Assets
------
Cash & cash equivalents                $ 66,771      $ 49,885
Accounts receivable, net                 84,162        77,913
Inventories, net                         58,726        65,805
Other current assets                     31,910        29,652
                                       --------      --------
      Total current assets              241,569       223,255
Net PP&E                                 81,345        83,987
Other assets                             51,473        51,966

      Total assets                     $374,387      $359,208
                                       ========      ========

Liabilities & Stockholders' Equity
----------------------------------
S/T debt & current maturities          $ 38,388      $ 39,005
  Other current liabilities              60,552        61,370
                                       --------      --------
Total current liabilities                98,940       100,375
Long-term debt                           31,389        31,612
Other long-term liabilities               4,210         3,984
Stockholders' equity                    239,848       223,237
                                       --------      --------

      Total liabilities & equity       $374,387      $359,208
                                       ========      ========